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                                  EXHIBIT 23.1



















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CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Trinity Biotech plc for the registration of 4,133,333 Class A Ordinary Shares and to the incorporation by reference therein of our report dated April 30, 2002 with respect to the consolidated financial statements of Trinity Biotech plc included in its Annual Report on Form 20-F for the year ended December 31, 2001 filed with the Securities and Exchange Commission.



/s/ Ernst & Young
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Dublin, Ireland


February 5, 2003